REVISED SCHEDULE A

To the PARTICIPATION AGREEMENT made the 28th day of August, 2007, by and among Allianz Variable Insurance Products Trust, Allianz Life Insurance Company of North America, and Allianz Life Financial Services, LLC

Funds Available Under the Contracts
AZL BlackRock Capital Appreciation Fund
AZL BlackRock Global Allocation Fund
AZL Boston Company Research Growth Fund
AZL DFA Emerging Markets Core Equity Fund
AZL DFA Five-Year Global Fixed Income Fund
AZL DFA International Core Equity Fund
AZL DFA U.S. Core Equity Fund
AZL DFA U.S. Small Cap Fund
AZL Enhanced Bond Index Fund
AZL Federated Clover Small Value Fund
AZL Franklin Templeton Founding Strategy Plus Fund
AZL Gateway Fund
AZL International Index Fund
AZL Invesco Equity and Income Fund
AZL Invesco Growth and Income Fund
AZL Invesco International Equity Fund
AZL JPMorgan International Opportunities Fund
AZL JPMorgan U.S. Equity Fund

AZL MetWest Total Return Bond Fund
AZL MFS Investors Trust Fund
AZL MFS Mid Cap Value Fund
AZL MFS Value Fund
AZL Mid Cap Index Fund
AZL Money Market Fund
AZL Morgan Stanley Global Real Estate Fund
AZL Morgan Stanley Mid Cap Growth Fund
AZL NFJ International Value Fund
AZL Oppenheimer Discovery Fund
AZL Pyramis Total Bond Fund
AZL Russell 1000 Growth Index Fund
AZL Russell 1000 Value Index Fund
AZL S&P 500 Index Fund
AZL Schroder Emerging Markets Equity Fund
AZL Small Cap Stock Index Fund
AZL T. Rowe Price Capital Appreciation Fund
AZL Wells Fargo Large Cap Growth Fund

Separate Accounts Utilizing the Funds
Allianz Life Variable Account A
Allianz Life Variable Account B

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Updated: April 27, 2015

Contracts Funded by the Separate Accounts
Allianz Life Variable Account A:
Allianz LifeFund
ValueLife
Valuemark Life

Allianz Life Variable Account B:
Allianz Alterity
Allianz Connections
Allianz Custom Income
Allianz Elite
Allianz High Five
Allianz High Five Bonus
Allianz High Five L
Allianz Index Advantage
Allianz Retirement Advantage
Allianz Retirement Pro
Allianz Rewards
Allianz Valuemark II
Allianz Valuemark III
Allianz Valuemark IV
Allianz Valuemark Income Plus
Allianz Vision
USAllianz Charter
USAllianz Charter II
USAllianz Dimensions

Acknowledged:

Allianz Variable Insurance Products Trust                      Allianz Life Insurance Company of North America

By:    /s/ Mike Tanski                                                        By:   /s/ Brian Muench
Name:                                                                                  Name:
Title:                                                                                   Title:

Allianz Life Financial Services, LLC

By:    /s/ Robert DeChellis
Name:
Title:

Effective as of April 27, 2015.

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Updated: April 27, 2015